Exhibit 99.1




INVESTORS:                                                  MEDIA:
John Standley                                               Karen Rugen
(717) 214-8857                                              (717) 7307766

Kevin Twomey
(717) 731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE

           RITE AID PRICES OFFERING OF SENIOR SECURED NOTES DUE 2011

CAMP HILL, PA, February 6, 2003 -- Rite Aid Corporation (NYSE, PCX: RAD) announced today the terms of an offering of $300 million ($100 million more than previously announced) of its 9.5% senior secured notes due 2011. The transaction is expected to close on February 12, 2003.

In conjunction with the offering, Rite Aid will redeem all $149.5 million aggregate principal amount of its senior secured (shareholder) notes due 2006. The net proceeds will be used to retire $118.6 million of its 6.0% fixed-rate senior notes due 2005 and for general corporate purposes, which may include capital expenditures and additional repayments or repurchases of its outstanding indebtedness.

The notes due 2011 have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption of registration requirements.

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